UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2007

BEKEM METALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50218	87-0669131
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

170 Tchaikovsky Street, 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050000
(Zip code)

+7 (7272) 582 386
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 17, 2007 the Company filed a Current Report on Form 8-K disclosing that its wholly-owned subsidiary Kyzyl Kain Mamyt Ltd. (”KKM”) had received notices of termination from the Ministry of Energy and Mineral Resources of the Republic of Kazakhstan (“MEMR”) terminating the contract dated 15 July 1997, license series MG No. 420 and 426 and contract no. 551 and license series MG No. 9-D (collectively referred to herein as the “contracts and licenses”). These contracts and licenses grant KKM the right to explore for nickel, cobalt and other minerals within the Kempirsai deposit and brown coal within the Mamyt deposit. The notices stated that the MEMR was unilaterally terminating the contracts and licenses because KKM had material failures in the execution of the work programs associated with the contacts and licenses but did not detail those failures.

KKM filed an action in the Court of Astana city against the MEMR challenging the legality of the unilateral termination of the KKM contracts and licenses by the MEMR for several reasons, including that the contracts and licenses had been terminated on grounds not provided for in the subsoil use contracts and legislation and there were no material failures in the execution of the work programs associated with the contracts and licenses.

On February 29, 2008 the Court of Astana city acknowledged that the unilateral termination of the contracts and licenses by the MEMR was illegitimate. The Court of Astana city canceled the order of the MEMR relating to the unilateral termination of the licenses and reinstated the KKM contracts and licenses. The MEMR subsequently appealed the decision of the Court of Astana city to the Supreme Court of the Republic of Kazakhstan (“Supreme Court”).

On April 22, 2008 the Supreme Court rejected the appeal of the MEMR and upheld the decision of the Court of Astana city canceling the unilateral termination of the Company’s rights to its Kempirsai deposit by the MEMR and reinstated KKM’s contracts and licenses to the Kempirsai deposit.

On February 18, 2009 the General Prosecutor of the Republic of Kazakhstan lodged a protest to the supervisory board under the Supreme Court against the judgment of the Court of Astana city and the Supreme Court canceling the unilateral termination of the KKM contracts and licenses. Pursuant to the Code of Civil Procedure of the Republic of Kazakhstan, the General Prosecutor may protest the decision of the Supreme Court within one year of its determination.

The General Prosecutor asserts that the Court of Astana city and the Supreme Court wrongly applied the substantive law and requests an order cancelling the decisions of the Court of Astana city and the Supreme Court and reinstating the order unilaterally cancelling the KKM contracts and licenses.

The Company plans to file a formal objection to the protest of the General Prosecutor. It is anticipated that a hearing on this matter will be held in March 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

BEKEM METALS, INC.

Date: February 24, 2009	By:	/s/ Yermek Kudabayev
Yermek Kudabayev
Chief Executive Officer

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